Exhibit 99.1

NEWS RELEASE

NUVASIVE ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

SAN DIEGO – May 1, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Revenue increased 5.5% to $274.8 million, or 6.4% on a constant currency basis;
•	GAAP operating profit margin of 7.3%; Non-GAAP operating profit margin of 14.9%; and
•	GAAP diluted earnings per share of $0.18; Non-GAAP diluted earnings per share of $0.53.

“In the first quarter 2019, NuVasive delivered a solid start to the year with focused execution across our U.S. Spinal Hardware, U.S. Surgical Support and International businesses,” said Chris Barry, chief executive officer of NuVasive. “Coupled with these financial results, we continued to operate the business with rigor and discipline to drive profitability while strategically investing in key growth areas. This includes the recently launched X360 System for lateral single-position surgery integrated with Surgical Intelligence, further differentiation of our Advanced Materials Science portfolio and upcoming launch of the Pulse platform—all which enable our surgeon partners to provide better, more reproducible clinical outcomes for their patients through minimally invasive surgery.”

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

First Quarter 2019 Results

NuVasive reported first quarter 2019 total revenue of $274.8 million, a 5.5% increase compared to $260.5 million for the first quarter 2018. On a constant currency basis, first quarter 2019 total revenue increased 6.4% compared to the same period last year.

For the first quarter 2019, both GAAP and non-GAAP gross profit was $200.3 million and GAAP and non-GAAP gross margin was 72.9%. These results compared to GAAP and non-GAAP gross profit of $186.7 million and $187.1 million, respectively, and GAAP and non-GAAP gross margin of 71.7% and 71.8%, respectively, for the first quarter 2018.

The Company reported GAAP net income of $9.4 million, or diluted earnings per share of $0.18, for the first quarter 2019 compared to a GAAP net loss of $(27.1) million, or diluted loss per share of $(0.53), for the first quarter 2018. On a non-GAAP basis, the Company reported net income of $27.6 million, or diluted earnings per share of $0.53 per share, for the first quarter 2019 compared to net income of $20.6 million, or diluted earnings per share of $0.40 per share, for the first quarter 2018.

Annual Financial Guidance for 2019

The Company reiterated its full-year 2019 guidance:

2019 Guidance Range [1]
		Prior		Current
		GAAP	Non-GAAP	GAAP	Non-GAAP
	Revenue	$1.14B - $1.16B	$1.14B - $1.16B	$1.14B - $1.16B	$1.14B - $1.16B
	% Growth - Reported	3.5% - 5.5%	3.5% - 5.5%	3.5% - 5.5%	3.5% - 5.5%
	% Growth - Constant Currency [2]		3.8% - 5.8%		3.8% - 5.8%
	Operating margin	9.5% - 10.0%	15.0% - 15.5%	9.0% - 9.5%	15.0% - 15.5%
	Earnings per share	$1.00 - $1.10	$2.20 - $2.30	$0.95 - $1.05	$2.20 - $2.30
	EBITDA margin	21.2% - 21.7%	25.2% - 25.7%	20.9% - 21.3%	25.2% - 25.7%
	Tax Rate	~24%	~23%	~22%	~23%

[1]	Prior guidance reflects the range provided February 20, 2019. Current guidance reflects the range provided May 1, 2019.
[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•	The Company estimates revenue for full year 2019 to be in the range of $1.14 billion to $1.16 billion, reflecting reported growth in the range of 3.5% to 5.5%;
•	Non-GAAP earnings per share in a range of $2.20 to $2.30;
•	Non-GAAP operating profit margin of 15.0% to 15.5%;
•	EBITDA margin of 25.2% to 25.7%; and
•	Non-GAAP effective tax expense rate of approximately 23%.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company's website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
			2019 Guidance Range [1,2]
		2018 Actuals [1]	Prior [3]	Current [4]
	GAAP net income per share	$0.24	$1.00 - 1.10	$0.95 - 1.05
	Impact of change to diluted share count	—	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.24	$1.00 - 1.10	$0.95 - 1.05

	Business transition costs [5]	0.22	—	0.10
	Non-cash purchase accounting adjustments on acquisitions [6]	0.02	—	—
	Non-cash interest expense on convertible notes	0.32	0.30	0.30
	Litigation related expenses and settlements [7]	0.65	0.20	0.20
	Non-recurring consulting fees [8]	0.12	—	—
	Net loss on strategic investments	0.07	—	—
	Amortization of intangible assets	0.97	0.90	0.95
	Purchase of in-process research and development [9]	0.17	—	—
	European medical device regulation [10]	0.01	0.10	0.10
	Tax effect of adjustments [11]	(0.56)	(0.30)	(0.40)
	Non-GAAP earnings per share	$2.23	$2.20 - 2.30	$2.20 - 2.30

	GAAP Weighted shares outstanding - basic	51,382	52,017	51,999
	GAAP Weighted shares outstanding - diluted	52,355	52,938	52,991
	Non-GAAP Weighted shares outstanding - diluted [12]	52,178	52,714	52,718

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided February 20, 2019. Current guidance reflects the range provided May 1, 2019.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~22% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[9]	Purchase of an in-process research and development asset which had no future alternative use.
[10]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[11]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis in 2018.

[12]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

			2019 Guidance Range [1,2]
	(in thousands, except %)	2018 Actuals [1]	Prior	Current
	Non-GAAP Gross Margin % [A]	71.9%	72.5% - 73.0%	72.5% - 73.0%
	Non-cash purchase accounting adjustments on acquisitions [3]	(0.1%)	0.0%	0.0%
	GAAP Gross Margin [B]	71.8%	72.5% - 73.0%	72.5% - 73.0%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	51.1%	51.0% - 52.0%	51.0% - 52.0%
	Non-recurring consulting fees [4]	0.6%	0.0%	0.0%
	Litigation related expenses [5]	0.6%	0.7%	0.7%
	GAAP Sales, Marketing & Administrative Expense [D]	52.3%	51.7% - 52.7%	51.7% - 52.7%

	GAAP and Non-GAAP Research & Development Expense [E]	5.6%	6.0%	6.0%

	Litigation related settlements [F] [6]	2.5%	0.0%	0.0%
	Amortization of intangible assets [G]	4.6%	4.2%	4.3%
	Purchase of in-process research and development [H] [7]	0.8%	0.0%	0.0%
	European medical device regulation [I] [8]	0.0%	0.6%	0.6%
	Business transition costs [J] [9]	1.0%	0.0%	0.4%

	Non-GAAP Operating Margin % [A - C - E]	15.1%	15.0% - 15.5%	15.0% - 15.5%

	GAAP Operating Margin % [B - D - E - F - G - H - I - J]	4.9%	9.5% - 10.0%	9.0% - 9.5%

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided February 20, 2019. Current guidance reflects the range provided May 1, 2019.
[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[5]	Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[6]	Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.
[7]	Purchase of an in-process research and development asset which had no future alternative use.
[8]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[9]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA Margin %

			2019 Guidance Range [1,5]
	(in thousands, except %)	2018 Actuals [1,2]	Prior [3]	Current [4]
	Net Income	1.1%	4.6% - 5.0%	4.3% - 4.8%
	Interest income / expense, net	3.4%	3.3%	3.3%
	Income tax benefit / (expense)	(0.3%)	1.5%	1.3%
	Depreciation and amortization	11.8%	11.7%	12.0%
	EBITDA Margin	16.0%	21.2% - 21.7%	20.9% - 21.3%
	Non-cash stock based compensation	2.3%	2.7%	2.6%
	Business transition costs [6]	1.0%	0.0%	0.4%
	Non-cash purchase accounting adjustments on acquisitions [7]	0.1%	0.0%	0.0%
	Litigation related expenses and settlements [8]	3.1%	0.7%	0.7%
	Non-recurring consulting fees [9]	0.6%	0.0%	0.0%
	In-process research and development [10]	0.8%	0.0%	0.0%
	European medical device regulation [11]	0.0%	0.6%	0.6%
	Net loss on strategic investments	0.3%	0.0%	0.0%
	Adjusted EBITDA Margin	24.3%	25.2% - 25.7%	25.2% - 25.7%

[1]	Items may not foot due to rounding.
[2]	Effective tax expense rate of ~43% benefit applied to GAAP earnings and ~18% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~22% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]	Prior guidance reflects the range provided February 20, 2019. Current guidance reflects the range provided May 1, 2019.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	Purchase of an in-process research and development asset which had no future alternative use.
[11]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

During the quarter ended June 30, 2018, the Company began excluding from its non-GAAP financial results certain litigation related expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company's intellectual property. For consistency and comparability, the Company has re-casted non-GAAP financial results for each of the quarters ended Dec. 31, 2017 and March 31, 2018 to exclude these litigation expenses in such periods, which were $0.4 million and $0.6 million, respectively.

	For the Three Months Ended March 31, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$200,282	$20,173	$9,386	$0.18	52,480	$9,386
	% of revenue	72.9%	7.3%
	Amortization of intangible assets		13,625	13,625
	Litigation related expenses and settlements [1]		3,046	3,046			3,046
	Business transition costs [2]		3,833	3,833			3,833
	European medical device regulation [3]		332	332			332
	Non-cash interest expense on convertible notes			4,319
	Tax effect of adjustments [4]			(6,933)
	Interest expense/(income), net						9,104
	Income tax expense						1,317
	Depreciation and amortization						34,054
	Non-cash stock based compensation						5,717
	Adjusted Non-GAAP	$200,282	$41,009	$27,608	$0.53	52,480	$66,789
	% of revenue	72.9%	14.9%				24.3%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of May 1, 2019, the Company estimated an annual tax rate of ~22% on a GAAP basis and ~23% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended March 31, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit (Loss)	Net Income (Loss)	Diluted EPS	Diluted WASO [6]	Net Income (Loss) to Adjusted EBITDA
	Reported GAAP	$186,708	$(18,222)	$(27,132)	$(0.53)	51,226	$(27,132)
	% of revenue	71.7%	(7.0%)
	Non-cash purchase accounting adjustments on acquisitions [1]	405	405	405			405
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		12,425	12,425
	Litigation related expenses and settlements [3]		29,586	29,586			29,586
	Business transition costs [4]		2,253	2,253			2,253
	Non-cash interest expense on convertible notes			4,099
	Net loss on strategic investments			9,004			9,004
	Tax effect of adjustments [5]			(16,109)
	Interest expense/(income), net						9,333
	Income tax benefit						(10,126)
	Depreciation and amortization						32,090
	Non-cash stock based compensation						4,134
	Adjusted Non-GAAP	$187,113	$32,531	$20,615	$0.40	51,742	$55,631
	% of revenue	71.8%	12.5%				21.4%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of May 1, 2018, the Company estimated an annual tax rate of ~31% on a GAAP basis and ~23% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the first quarter 2019. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through May 31, 2019. In addition, a telephone replay of the call will be available until May 8, 2019. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13689332.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the first quarter 2019, as well as projections for 2019 financial guidance and longer-term financial performance goals. The Company's results for the first quarter 2019 are prior to the completion of review and audit procedures by the Company's external auditors and are subject to adjustment. In addition, the Company's projections for 2019 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
(unaudited)	2019	2018
Revenue
Product revenue	$243,823	$233,515
Service revenue	30,953	27,007
Total revenue	274,776	260,522
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	54,486	55,191
Cost of services	20,008	18,623
Total cost of revenue	74,494	73,814
Gross profit	200,282	186,708
Operating expenses:
Sales, marketing and administrative	145,076	146,766
Research and development	17,575	14,491
Amortization of intangible assets	13,625	12,425
Litigation liability loss	—	28,995
Business transition costs	3,833	2,253
Total operating expenses	180,109	204,930
Interest and other expense, net:
Interest income	409	134
Interest expense	(9,513)	(9,467)
Other (expense) income, net	(366)	(9,703)
Total interest and other expense, net	(9,470)	(19,036)
Income (loss) before income taxes	10,703	(37,258)
Income tax (expense) benefit	(1,317)	10,126
Consolidated net income (loss)	$9,386	$(27,132)

Net income (loss) per share:
Basic	$0.18	$(0.53)
Diluted	$0.18	$(0.53)
Weighted average shares outstanding:
Basic	51,675	51,226
Diluted	52,480	51,226

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$93,391	$117,840
Accounts receivable, net of allowances of $16,125 and $16,171, respectively	194,358	196,487
Inventory, net	288,539	273,244
Prepaid income taxes	16,484	16,905
Prepaid expenses and other current assets	13,555	13,733
Total current assets	606,327	618,209
Property and equipment, net	247,533	238,841
Intangible assets, net	240,663	252,048
Goodwill	561,235	561,366
Operating lease right-of-use assets	61,400	—
Deferred tax assets	4,369	5,263
Restricted cash and investments	2,395	2,395
Other assets	27,180	29,737
Total assets	$1,751,102	$1,707,859
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99,991	$105,877
Contingent consideration liabilities	6,637	7,560
Accrued payroll and related expenses	44,824	59,960
Operating lease liabilities	6,320	—
Litigation liabilities	2,045	1,415
Income tax liabilities	1,964	4,648
Total current liabilities	161,781	179,460
Senior convertible notes	607,607	602,526
Deferred and income tax liabilities	5,641	4,964
Operating lease liabilities	67,112	—
Other long-term liabilities	68,955	86,384
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at March 31, 2019 and December 31, 2018, 57,119,047 and 56,648,077 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	61	61
Additional paid-in capital	1,402,797	1,397,829
Accumulated other comprehensive loss	(9,122)	(8,628)
Retained earnings	26,627	17,241
Treasury stock at cost; 5,262,478 shares and 5,116,496 shares at March 31, 2019 and December 31, 2018, respectively	(580,357)	(571,978)
Total equity	840,006	834,525
Total liabilities and equity	$1,751,102	$1,707,859

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
(unaudited)	2019	2018
Operating activities:
Consolidated net income (loss)	$9,386	$(27,132)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	34,054	32,090
Impairment of strategic investment	—	9,003
Amortization of non-cash interest	5,210	4,925
Stock-based compensation	5,717	4,134
Reserves on current assets	3,785	4,080
Other non-cash adjustments	2,816	4,456
Deferred income taxes	1,547	(12,671)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,620	16,933
Inventory	(19,292)	(12,126)
Prepaid expenses and other current assets	(1,399)	(1,737)
Accounts payable and accrued liabilities	(2,523)	1,579
Accrued payroll and related expenses	(14,815)	(18,493)
Litigation liability	630	30,040
Income taxes	(2,261)	1,294
Net cash provided by operating activities	24,475	36,375
Investing activities:
Acquisitions and investments	—	(51,794)
Purchases of intangible assets	(6,827)	(2,657)
Purchases of property and equipment	(33,929)	(29,109)
Net cash used in investing activities	(40,756)	(83,560)
Financing activities:
Proceeds from the issuance of common stock	—	336
Purchases of treasury stock	(8,177)	(2,155)
Payment of contingent consideration	(1,435)	(8,900)
Proceeds from revolving line of credit	—	65,000
Repayments on revolving line of credit	—	(10,000)
Other financing activities	1,556	(141)
Net cash (used in) provided by financing activities	(8,056)	44,140
Effect of exchange rate changes on cash	(112)	982
Decrease in cash, cash equivalents and restricted cash	(24,449)	(2,063)
Cash, cash equivalents and restricted cash at beginning of period	120,235	78,198
Cash, cash equivalents and restricted cash at end of period	$95,786	$76,135

###

Investor & Media Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com